                                                Exhibit 99.1

Contacts:
First Solar, Inc.
Jens Meyerhoff	Larry Polizzotto
Chief Financial Officer	Vice President, Investor Relations
(602) 414 - 9315	(602) 414 – 9315
investor@firstsolar.com	lpolizzotto@firstsolar.com

First Solar, Inc. Announces First Quarter 2010 Financial Results
-	Net Sales $568 million
-	EPS $2.00 per fully diluted share
-	Increased 2010 EPS guidance to $6.80-$7.30 per diluted share
-	Board of Directors approves an additional four line factory

Tempe, Ariz. —  April 28, 2010 — First Solar, Inc. (Nasdaq: FSLR) today announced its financial results for the first quarter ended March 27, 2010. Quarterly net sales were $568.0 million, up 36% from $418.2 million in the first quarter of 2009, mainly due to strong PV module demand and increased production, partially offset by a decline in pricing.  First quarter 2010 net sales declined $73.3 million from the fourth quarter of 2009 primarily due to a shift from turnkey system sales to module sales.

The first quarter 2010 net income was $172.3 million or $2.00 per fully diluted share, up from the prior year of $164.6 million or $1.99 per fully diluted share, which included a $0.14 per share one-time tax benefit related to our Malaysian tax holiday. Net income for the first quarter was up from $141.6 million or $1.65 per fully diluted share for the fourth quarter 2009 because of higher volumes, increased module prices and the absence of certain non-recurring expenses.

The First Solar Board of Directors has approved an additional four line manufacturing plant with an annual capacity of over 220 MW at the first quarter 2010 line run-rate. The plant is expected to begin production in the fourth quarter of 2011.

For 2010, First Solar forecasts net sales of $2.6 to $2.7 billion, reflecting reallocation of module capacity from our systems business to meet stronger module demand by our European customers. Earnings per fully diluted share are projected in the range of $6.80 to $7.30, and include $0.09-0.10 per share dilution for the pending acquisition of NextLight Renewable Power, LLC.  Total capital spending is projected to be $625 to $650 million.  The company expects to generate $725 to $775 million of operating cash flow. First Solar has posted its First Quarter Earnings Call Presentation, which includes guidance for fiscal 2010 and additional details regarding the key assumptions relating to this guidance, in the Investor section of its website at www.firstsolar.com.

First Solar will discuss these results and outlook for fiscal 2010 in a conference call scheduled for today at 1:30 p.m. MST (4:30 p.m. EDT). Investors may access a live audio webcast of this conference call and the earnings call presentation in the investors section of the Company’s web site at www.firstsolar.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until Monday, May 3, 2010 at 11:59 p.m. EDT and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 9534574.  A replay of the webcast will be available on the Investor section on the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days. If you are a subscriber of FactSet or Thomson One, you can obtain a written transcript within 2 hours.

About First Solar, Inc.

First Solar manufactures solar modules with an advanced semiconductor technology and provides comprehensive photovoltaic (PV) system solutions. The company is delivering an economically viable alternative to fossil-fuel generation today. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating cost-effective, renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit http://www.firstsolar.com

For First Solar Investors:

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company's business involving the company's products, their development and distribution, economic and competitive factors and the company's key strategic relationships and other risks detailed in the company's filings with the Securities and Exchange Commission. Some important risks specific to the pending acquisition of NextLight Renewable Power LLC (“NextLight”) include the satisfaction of closing conditions for the acquisition and the possibility that the transaction may not be completed, and potential difficulties associated with integrating the acquired project businesses into First Solar’s existing operations.  First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

First Solar has filed a Current Report on Form 8-K with the Securities and Exchange Commission, dated April 28, 2010, which contains additional information regarding the pending acquisition of NextLight.  Additional information about the pending acquisition of NextLight is also posted on the company’s home page at http://www.firstsolar.com.

FIRST SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
 (Unaudited)

	Three Months Ended
	March 27, 2010	March 28, 2009
Net sales	$567,961	$418,208
Cost of sales	285,925	182,924
Gross profit	282,036	235,284
Operating expenses:
Research and development	22,888	11,704
Selling, general and administrative	66,864	49,315
Production start-up	1,143	6,209
Total operating expenses	90,895	67,228
Operating income	191,141	168,056
Foreign currency (loss) gain	(696)	1,834
Interest income	5,648	2,103
Interest expense, net	—	(935)
Other expense, net	(734)	(1,326)
Income before income taxes	195,359	169,732
Income tax expense	23,014	5,137
Net income	$172,345	$164,595
Net income per share:
Basic	$2.04	$2.01
Diluted	$2.00	$1.99
Weighted-average number of shares used in per share calculations:
Basic	84,505	81,685
Diluted	86,092	82,612

FIRST SOLAR, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
 (Unaudited)

	March 27, 2010	December 26, 2009
ASSETS
Current assets:
Cash and cash equivalents	$420,886	$664,499
Marketable securities	293,288	120,236
Accounts receivable, net	269,222	226,826
Accounts receivable, unbilled	25,898	58
Inventories	172,119	152,821
Project assets	109	1,081
Deferred tax asset, net	22,487	21,679
Prepaid expenses and other current assets	200,524	164,071
Total current assets	1,404,533	1,351,271
Property, plant and equipment, net	1,030,219	988,782
Project assets	131,919	131,415
Deferred tax asset, net	150,031	130,515
Marketable securities	305,802	329,608
Restricted cash and investments	77,343	36,494
Investment in related party	25,000	25,000
Goodwill	286,515	286,515
Inventories	26,945	21,695
Other assets	35,207	48,217
Total assets	$3,473,514	$3,349,512
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,029	$75,744
Income tax payable	15,729	8,740
Accrued expenses	141,470	186,682
Current portion of long-term debt	26,355	28,559
Other current liabilities	62,891	95,202
Total current liabilities	322,474	394,927
Accrued solar module collection and recycling liability	97,836	92,799
Long-term debt	136,129	146,399
Other liabilities	70,220	62,600
Total liabilities	626,659	696,725
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 85,279,882 and 85,208,199 shares issued and outstanding at March 27, 2010 and December 26, 2009, respectively	85	85
Additional paid-in capital	1,674,507	1,658,091
Contingent consideration	2,844	2,844
Accumulated earnings	1,173,708	1,001,363
Accumulated other comprehensive loss	(4,289)	(9,596)
Total stockholders’ equity	2,846,855	2,652,787
Total liabilities and stockholders’ equity	$3,473,514	$3,349,512